UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☐	Definitive information statement.

Hotel Outsource Management International, Inc.
(Name of Registrant as Specified in its Charter)

Payment of filing fee (check appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Tile of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act of Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
80 Wall Street, Suite 815
New York, New York 10005
(212) 344-1600

DEAR STOCKHOLDERS:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock (the “Common Stock”) of Hotel Outsource Management International, Inc., a Delaware corporation (the “Company” or “HOMI”), as of the close of business on the record date [    ], 2014 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on March 20, 2014, the Company received a unanimous written consent in lieu of a meeting from the members of the Board of Directors (the “Board”), and, on April 1, 2014, the Company received a written consent of the holders of a majority of the issued and outstanding shares of the Company’s Common Stock (the “Written Consent”). The written consents adopted and approved resolutions that authorized the Company to effect the following corporate actions:

(1) Transfer of all of the Company’s operations, trademark registrations and operations subsidiaries, as well as all of the debt of the Company and the debt of the operations subsidiaries to Daniel Cohen and Moise Laurent Elkrief (the “Purchasers”) (the “Transaction”).

Mr. Cohen is the President of HOMI, and both he and Mr. Elkrief are controlling Stockholders of HOMI.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14 (c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, the foregoing corporate actions were approved by our Board of Directors (the “Board”) by written consent on March 20, 2014.  On April 1, 2014, shareholders representing a majority of the issued and outstanding Common Stock of the Company, adopted by written consent the resolutions approving the Transaction.  The agreement between the Company and Messrs. Cohen and Elkrief is set forth in Appendix A.  Such written consent constitutes the only stockholder approval required to approve this action under Delaware law.  Because the written consent of the holders of the majority of the shares of the Company satisfies all applicable stockholder voting requirements, the Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the actions taken by the Majority Holders.

The actions will not become Effective before the date which is 21 days after this Information Statement was first mailed to stockholders. The Information Statement is being mailed on or about June __, 2014, to stockholders of record on [       ] (the “Record Date”).

THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors

/s/ Daniel Cohen
Daniel Cohen Director and CEO

Date: June ___, 2014

HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
80 Wall Street, Suite 815
 New York, New York 10005
212-344-1600

INFORMATION STATEMENT

This Information Statement is being furnished to the stockholders of Hotel Outsource Management International, Inc., a Delaware corporation (“HOMI” or the “Company”), at the direction of the Company’s Board of Directors and pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934.  It is furnished in connection with an action taken by written consent of the holders of a majority of our Common Stock in lieu of a meeting to approve the acquisition of the Company’s operations, trademark rights, operating subsidiaries, along with the debt of the Company and the debt of its subsidiaries by Daniel Cohen and Moise Laurent Elkrief, currently the two largest shareholders of the Company (the “Transaction”).  This Transaction will be accomplished pursuant to the Agreement set forth on Appendix A.

On March 20, 2014, the Board of Directors (the “Board”) approved the Transaction, and on April 1 2014 shareholders representing a total of 2,606,319 shares executed a written consent approving the Transaction.  Of those 2,606,319 shares, Mr. Cohen and Mr. Elkrief hold a total of 2,088,697 shares.  After execution of this consent, Mr. Cohen and Mr. Elkrief recused themselves and the remaining shareholders representing 517,222 of the 860,787 shares not held by either Mr. Cohen or Mr. Elkrief, resolved to approve the Transaction.  All consenting stockholders including Mr. Cohen and Mr. Elkrief shall be referred to as the “Consenting Stockholders” and the consenting stockholders excluding Mr. Cohen and Mr. Elkrief shall be referred to as the “Non-Interested Consenting Stockholders.”   The Consenting Stockholders held of record on the Record Date approximately 88.37% of the total issued and outstanding Common Stock of the Company, which was sufficient to approve the Transaction.   Non-Interested Consenting Stockholders represented a total of 60.1% of the 860,787 outstanding shares of HOMI common stock not held by Mr. Cohen or Mr. Elkrief, and 17.54% of the total 2,949,484 shares outstanding on the Record Date.    Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

Delaware General Corporation Law Section 228 (the “Code”) generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. The corporate action described herein will be effective on the 21st day after the mailing of this Information Statement or June __, 2014.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Hotel Outsource Management International, Inc. is a multi-national service provider in the hospitality industry, supplying a range of services in relation to computerized minibars that are primarily intended for in-room refreshments. In addition, we manufacture and install our own proprietary computerized minibar, the HOMI ® 330 and the HOMI ® 226.

Hotel Outsource Management International, Inc. is a holding company for several subsidiaries which market, and operate computerized minibars in hotels located in the United States, Europe and Israel.  Our core activities focus primarily on manufacturing, operating, servicing and marketing computerized minibars installed in upscale hotels throughout the world.

This Information Statement is being mailed on or about June ___, 2014.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes’, “anticipates”, “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

INCORPORATION BY REFERENCE

The following reports filed with the Commission by HOMI are hereby incorporated by reference:  Quarterly reports on Form 10-Q for the periods ended June 20, 2012, September 30, 2012, March 31, 2013, June 30, 2013, September 30, 2013. and March 31, 2014; and annual reports on Form 10-K for the years ended December 31, 2012 and December 31, 2013.

Summary Term Sheet of the Proposed Corporate Action

•	Hotel Outsource Management International, Inc. is a holding company for several subsidiaries including HOMI Industries Ltd.
•
HOMI shall transfer all of the intellectual property rights it holds, all of the outstanding stock of its subsidiaries (excluding HOMI Industries) and all other assets of HOMI and its subsidiaries to HOMI Industries.

•	In consideration for these assets, HOMI Industries shall assume all of the liabilities of HOMI as of December 31, 2013, except for an IRS claim which HOMI is in the process of resolving.
•
Daniel Cohen, an officer, director and shareholder of HOMI, and Moise Laurent Elkrief, , the beneficial owner of the HOMI shares held by the majority shareholder of HOMI, shall acquire all of the issued and outstanding stock of HOMI Industries for $1.00

•	By acquiring all of the issued and outstanding shares of HOMI Industries’, Messrs. Cohen and Elkrief shall be acquiring all of the assets and liabilities of HOMI. (See “Actions to Be Taken”)
•	Once this corporate action is complete, HOMI shall not have any assets or liabilities (except for the IRS claim).
•
HOMI has received an independent valuation of the company which states that HOMI, taking into consideration its debts and cash flow, has a negative value.  (See “Actions to Be Taken – Independent Valuation”)

VOTE REQUIRED TO APPROVE CORPORATE ACTIONS

As of the Record Date, there were 2,949,484 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. For the approval of the Transaction, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Record Date, or 1,504,237 shares, was required for approval.

CONSENTING STOCKHOLDERS

On March 20, 2014, the Board unanimously adopted resolutions approving the disposition of the assets and debts of HOMI and its subsidiaries to Daniel Cohen and Moise Laurent Elkrief, and recommending that stockholders approve such corporate actions. In connection with the adoption of these resolutions, the Board elected to seek the written consent of the holders of a majority of the Company’s issued and outstanding Common Stock in order to reduce the costs and implement the proposals in a timely manner.

On April 1, 2014, the following Consenting Stockholders, who collectively own 2,606,319 shares of the Company’s issued and outstanding Common Stock (approximately 88.37%), consented in writing to the proposed Transaction:

Tomwood Ltd.(1)	1,758,135 shares, representing approximately 59.6%
Daniel Cohen	330,562 shares, representing approximately 11.2%
Avraham Bahry	169,546 shares, representing approximately 19.7%
GTL Investment Ltd.	116,973 shares, representing approximately 13.6%
Starboard Enterprises	80,676 shares, representing approximately 9.4%

Jacob Ronnel	50,102 shares, representing approximately 5.8%
Ariel Almog	41,705 shares, representing approximately 4.8%
Talia Chacham	35,717 shares, representing approximately 4.1%
Guy Bahry	22,903 shares, representing approximately 2.7%

Following this consent, the Non-Interested Consenting Stockholders, representing a total of 517,622 shares or 60.1% of the outstanding HOMI common stock excluding those shares held by Tomwood Ltd. and Mr. Cohen, again consented to the Transaction.

(1) The HOMI shares held by Tomwood Ltd. are beneficially owned by Mr. Moise Laurent Elkrief.

Under Section 14(c) of the Exchange Act, the Transaction cannot become effective until the expiration of the 20-day period following the filing and mailing of the Definitive 14C Information Statement.

The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Consenting Stockholders will not be given an opportunity to vote with respect to the Corporate Actions.

WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY OR A CONSENT

This date of this Information Statement is June ___, 2014.

ACTIONS TO BE TAKEN

Transferring the assets of HOMI and its subsidiaries, along with the debts of HOMI and its subsidiaries, to Daniel Cohen and Moise Laurent Elkrief

General

Our Board has unanimously approved a proposal to transfer the assets of HOMI and its subsidiaries to Mr. Cohen and Mr. Elkrief in exchange for their assumption of the debts of HOMI and its subsidiaries.  The Board determined that HOMI’s current business model is unsustainable and intends to look for other business opportunities.  No state or federal regulatory approval is required in connection with this corporate action.  HOMI’s board of directors has not yet determined what it plans to do with HOMI once this asset transfer is completed.

Pursuant to an agreement by and between HOMI, HOMI Industries Ltd, Mr. Cohen and Mr. Elkrief, HOMI shall transfer all of its assets and the assets of its subsidiaries other than HOMI Industries to HOMI Industries, and in consideration, HOMI Industries shall assume all of the liabilities of HOMI and its subsidiaries, excluding an IRS claim which HOMI is currently responding to.  Mr. Cohen and Mr. Elkrief shall then acquire all of the shares of HOMI Industries for $1.00.  As a result, Mr. Cohen and Mr. Elkrief shall have acquired all of the assets and all of the liabilities of HOMI and its subsidiaries.

Independent Valuation

In order to determine the value of HOMI, the Company retained an independent consultant, A. Heifetz & Co.  A. Heifetz & Co. is an Israeli investment, economic and financial consulting firm which specializes in valuations, economic studies, capital raising, financial management, project financing, feasibility studies, business plans, representation of investors and strategic and economic consulting for mergers and acquisitions.  It has performed valuations on over 3,300 companies since the company’s founding in 1988.  A Heifetz & Co. performed a valuation for HOMI several years ago.  There has been no material relationship during the past two years nor is there a relationship mutually understood to be contemplated,  between A Heifetz & Co. and the Company or its affiliates.

When retaining A Heifetz & Co. to determine the valuation of HOMI, HOMI outlined the terms of the transaction, including the proposed consideration, to A Heifetz & Co. at an early stage of the negotiations. A. Heifetz & Co. determined that HOMI had a negative value and considered it fair for the operations of HOMI to be sold in return for an injection of emergency loan funding of $300,000 to HOMI Industries, and payment of $1.00.  Instead of an emergency loan of $300,000, the purchases injected emergency funding of $500,000.  Thus, the consideration that the purchasers agreed to pay was actually substantially higher the consideration which the expert had held to be reasonable. In other words, even if the consideration being paid to the subject company had been substantially lower, it would still meet the fairness criteria as held by the expert.

In determining the valuation of HOMI, A Heifetz & Co. reviewed the company’s financial statements and forecasts which were based on current sales and expenses and our trend of decreasing sales, in addition to its current cash flow.  The consultant also took into consideration the company’s operating history, and the trading price of its shares.  The consultant determined that HOMI will achieve a positive valuation only if it sells over 2,000 minibars in direct sales each year starting from 2016 and thereafter, or if it can reduce the selling, marketing, general and administrative costs by 35% (approximately $500,000), but expressed doubt that it would meet those goals, and stated that even it HOMI did meet those goals, because of its debt, the company would still have a negative net value

According to the report prepared by A. Heifetz & Co., HOMI has a negative valuation.  This determination was based on several factors including the fact that HOMI has negative cash flow and is required to fund its operations from external sources; HOMI’s cash flow is insufficient to pay existing financial liabilities; and HOMI’s auditors, Barzily & Co., stated in its report that it had doubts about HOMI continuing as a going concern.

The consultant determined that HOMI has a negative net value of $3,200,000.

The Company paid A. Heifetz & Co. a fee of NIS 18,000 (approximately $5,200).

A Heifetz & Co. has consented to the use of its opinion in this filing.

Effects of the Asset Transfer and Debt Assumption

As of December 31, 2013, HOMI and its subsidiaries had collective debts of approximately $4,100,000.  This debt is divided as follows:  (i) there is debt of Hotel Outsource Management International, Inc. (the parent company) of approximately $900,000; (ii) two of the Company’s subsidiaries, HOMI Israel Ltd. and HOMI USA have collective debt of approximately $400,000. These two subsidiaries will become subsidiaries of HOMI Industries Ltd. as part of this transaction; and (iii) HOMI Industries has debt of approximately $2,800,000.  Of the $900,000 of debt of HOMI, the parent company, approximately $800,000 is owed to Daniel Cohen and Moise Laurent Elkrief, who will be acquiring the assets and liabilities of the company.

The independent appraiser retained by HOMI has concluded that HOMI's consolidated value is negative.  Upon the effectiveness of the corporate actions described in this information statement, HOMI will have no assets, with the exception of several inactive subsidiaries, and no third party liabilities except as set forth in the Agreement.  The company will then be free to search for other business opportunities.

Principal Stockholders

The following table sets forth certain information known to HOMI with respect to beneficial ownership of HOMI common stock as of March 31, 2014, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:

•	More than 5% of the outstanding shares of our common stock;
•	Each of our officers and directors;
•	All of our officers and directors as a group.

Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them

Names and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	% Beneficially Owned (1)

Daniel Cohen 10 Iris Street, PO Box 4591 Caesarea, Israel 30889	330,562	11.2%

Jacob Ronnel 21 Hasvoraim Street Tel Aviv, Israel	50,102	1.7%

Ariel Almog (2) 224 Maypoint Drive, San Raphael, CA	41,705	1.4%

Avraham Bahry 1 Gan Hashikmin Street Ganei-Yehuda-Savion, Israel	169,546	5.7%

Kalman Huber 17, Levy Eshkol st. Tel Aviv, Israel	0	0

Tomwood Ltd. Vanterpool Plaza Wickhams Cay 1 Road Town Tortola, BVI XOVG111O	1,758,135	59.6%

All officers and directors as a group (5 people) (1)(2)	550,210	18.7%

(1)	Based on total of 2,949,484 shares outstanding as of March 15, 2014.
(2)	Mr. Almog resigned from his positions with HOMI effective November 2013.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the actions listed above, pursuant to and in accordance with Rule 14c-2 of the Exchange Act.  Please carefully read this Information Statement.

Dated: June___, 2014

Daniel Cohen
Hotel Outsource Management International, Inc.
80 Wall Street, Suite 815
New York, New York 10005

“HOMI” Trademark Registration Status - Worldwide - as of 11-Jun-14

Mark	Country	Class	No.	Application Date	Registration Date	Status
HOMI	Australia	11	1187720	18-Jul-07	20-May-08	Registered
HOMI	Australia	35	1187720	18-Jul-07	20-May-08	Registered
HOMI	Australia	35	1066174	22-Jul-05	06-Mar-06	Registered
HOMI	Austria (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Austria (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Belgium (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Belgium (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Bulgaria (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Bulgaria (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Canada	11	1355727	16-Jul-07	05-Mar-09	Registered
HOMI	Canada	35	1355727	16-Jul-07	05-Mar-09	Registered
HOMI	China	11	6156991	10-Jul-07	28-Feb-10	Registered
和美	China	11	6156989	10-Jul-07	-------------	Rejected
HOMI	China	35	6156990	10-Jul-07	28-Jul-10	Registered
和美	China	35	6156948	10-Jul-07	-------------	Rejected
HOMI	CTM*	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	CTM*	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Cyprus (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Cyprus (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Czech Rep (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Czech Rep (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Denmark (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Denmark (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Estonia (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Estonia (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Finland (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Finland (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	France (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	France (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Germany (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Germany (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Greece (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Greece (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
和美	Hong Kong	11	300909018	10-Jul-07	03-Mar-08	Registered
HOMI	Hong Kong	11	300909009AA	10-Jul-07	-------------	Abandoned
HOMI	Hong Kong	35	300909009AB	10-Jul-07	24-Jun-08	Registered
和美	Hong Kong	35	300909018	10-Jul-07	03-Mar-08	Registered
HOMI	Hungary (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Hungary (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	India	11	1579328	16-Jul-07	25-Jan-12	Registered
HOMI	India	35	1579328	16-Jul-07	25-Jan-12	Registered
HOMI	Ireland (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Ireland (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Israel	11	202532	24-Jul-07	04-Dec-08	Registered
הומי	Israel	11	202534	24-Jul-07	04-Dec-08	Registered
HOMI	Israel	35	182519	24-Jul05	08-Feb-06	Registered
HOMI	Israel	35	202533	24-Jul-07	10-Mar-09	Registered

“HOMI” Trademark Registration Status - Worldwide - as of 11-Jun-14

Mark	Country	Class	No.	Application Date	Registration Date	Status
הומי	Israel	35	202535	24-Jul-07	10-Mar-09	Registered
HOMI	Italy (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Italy (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Japan	11	2007-074755	03-Jul-07		Abandoned
	Japan	11	2007-074756	03-Jul-07		Abandoned
HOMI	Japan	35	2007-074755	03-Jul-07		Abandoned
	Japan	35	2007-074756	03-Jul-07		Abandoned
HOMI	Korea	11	452007002639	04-Jul-07	22-Jan-09	Registered
호미	Korea	11	452007002641	04-Jul-07	22-Jan-09	Registered
HOMI	Korea	35	452007002639	04-Jul-07	22-Jan-09	Registered
호미	Korea	35	452007002641	04-Jul-07	22-Jan-09	Registered
HOMI	Latvia (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Latvia (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Lithuania (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Lithuania (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Luxembourg (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Luxembourg (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Malta (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Malta (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Netherlands (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Netherlands (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Poland (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Poland (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Portugal (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Portugal (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Romania (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Romania (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Russia	11	357439	03-Jul-07	14-Aug-08	Registered
	Russia	11	360263	03-Jul-07	23-Sep-08	Registered
HOMI	Russia	35	357439	03-Jul-07	14-Aug-08	Registered
	Russia	35	360263	03-Jul-07	23-Sep-08	Registered
HOMI	Singapore	11	07/156291	17-Jul-07	17-Jul-07	Registered
HOMI	Singapore	35	07/156291	17-Jul-07	17-Jul-07	Registered
HOMI	Slovakia (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Slovakia (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Slovenia (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Slovenia (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	South Africa	11	2007/15417	16-Jul-07	17-May-10	Registered
HOMI	South Africa	35	2007/15418	16-Jul-07	17-May-10	Registered
HOMI	Spain (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Spain (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Sweden (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Sweden (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	Switzerland	11	568311	17-Jul-07	19-Feb-08	Registered
HOMI	Switzerland	35, 37	568311	17-Jul-07	19-Feb-08	Registered
HOMI	Taiwan	11	1307014	04-Jul-07	01-Apr-08	Registered

“HOMI” Trademark Registration Status - Worldwide - as of 11-Jun-14

Mark	Country	Class	No.	Application Date	Date	Status
和美	Taiwan	11	1329856	04-Jul-07	16-Sep-08	Registered
HOMI	Taiwan	35	1307014	04-Jul-07	01-Apr-08	Registered
和美	Taiwan	35	1329856	04-Jul-07	16-Sep-08	Registered
HOMI	Turkey	11	2007/50466	18-Sep-07	02-Jun-10	Registered
HOMI	Turkey	35	2007/50466	18-Sep-07	-------------	Abandoned
HOMI	United Kingdom (CTM)	11	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	United Kingdom (CTM)	35	4552295	20-Jul-05	11-Aug-06	Registered
HOMI	USA	11	3,620,020	20-Jul-07	12-May-09	Registered
HOMI	USA	35	3,153,438	27-Jul-05	10-Oct-06	Registered
HOMI	USA	35	3,620,020	20-Jul-07	12-May-09	Registered

* CTM includes all of EU and also Guadaloupe, Åland Islands, Martinique, French Guiana, Réunion, Azores, Madeira, Ceuta and Melilla, Canary Islands, Gibraltar, Isle of Man, Jersey

Class 11 = Minibars
Class 35 - Outsource & Operational Services

HOMI ISRAEL

Suppliers

Details	Balance in NIS	
Cheques -not withdrawn	₪	274,198
Rosh Dio	₪	522
Dfus Nekuda	₪	5,339
Ramot Merkazin LTD	₪	1,935
Ofer LTD	₪	1,038
Hertzelya municipality	₪	44,222
Babigum LTD	₪	2,655
Geter Teck	₪	638
Adi	₪	3,032
Autophont A.P. S. LTD	₪	1,083
R&M Cleaning LTD	₪	976
Cibus LTD	₪	2,043
Alpha Transportation LTD	₪	295
Red Bull Israel LTD	₪	306
Coca Cola LTD	₪	38,147
Tempo drinks LTD	₪	15,472
Lyman Shlisel LTD	₪	17,287
Adis & Bisso	₪	2,585
ABBL spirits LTD	₪	2,039
Y.D business LTD	₪	823
Anshel marketing	₪	12,304
Adir LTD	₪	571
Dorel Rahav Ilan	₪	9,060
Vita Pri Galil (new)	₪	45,466
Ramat Hagolan and Galil Winery	₪	5,489
Sawer	₪	2,932
Timko Beer LTD	₪	127,301
	₪	**617,757**
	$	**175,999**

Loans as of December 31,2013

SOLOG-HORIZON	$	70,875
NBM -Dan Panorama Hotel, Tel- Aviv , Globtrip	$	87,091
	$	**157,966**

HOMI USA

SOLOG-HORIZON	$	**60,468**